Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
    TO SECTION 305(b)(2)
__________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Katherine Esber
U.S. Bank National Association
10 West Broad Street
Columbus, OH 43215
(614) 232-8019
(Name, address and telephone number of agent for service)
__________________________
The Scotts-Miracle Gro Company*
(Exact name of obligor as specified in its charter)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)
__________________________

Senior Debt Securities
Guarantees of Senior Debt Securities
(Title of the indenture securities)

* See Table of Additional Obligors on following page

TABLE OF ADDITIONAL OBLIGORS

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
GenSource, Inc.(1)	Ohio	47-3691890
Gutwein & Co., Inc.(2)	Indiana	35-0864689
Hawthorne Hydroponics LLC(3)	Delaware	35-2524504
HGCI, Inc.(4)	Nevada	47-3426969
Hyponex Corporation(2)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(2)	New York	11-3186421
OMS Investments, Inc.(5)	Delaware	51-0357374
Rod McLellan Company(2)	California	94-1439564
Sanford Scientific, Inc.(2)	New York	16-1279959
Scotts Manufacturing Company(2)	Delaware	42-1508875
Scotts Products Co.(2)	Ohio	31-1269080
Scotts Professional Products Co.(2)	Ohio	31-1269066
Scotts-Sierra Investments LLC(2)	Delaware	51-0371209
Scotts Temecula Operations, LLC(2)	Delaware	33-0978312
SLS Holdings, Inc.(2)	Delaware	81-2077880
SMG Growing Media, Inc.(2)	Ohio	20-3544126
SMG ITO Holdings, Inc.(2)	Ohio	82-1563939
SMGM LLC(2)	Ohio	27-0434530
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Hawthorne Gardening Company(3)	Delaware	46-5720038
The Scotts Company LLC(2)	Ohio	31-1414921
________________________

(1)	The address, including zip code, of the principal executive offices for this additional obligor is 563 S. Crown Hill Road, Orville, Ohio 44667.

(2)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.

(3)	The address, including zip code, of the principal executive offices for this additional obligor is 800 Port Washington Blvd., Port Washington, New York 11050.

(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

(5)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the trustee's knowledge, the obligor is not in default under any indenture for which the trustee acts as trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee*

2. A copy of the certificate of authority of the Trustee to commence business †

3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers †

4.    A copy of the existing bylaws of the Trustee **

5.    A copy of each Indenture referred to in Item 4. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 †

7.    Report of Condition of the Trustee as of September 30, 2018 published pursuant to law or the requirements of its supervising or examining authority †

________________________
†    Filed herewith.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, State of Ohio on the 17th day of December, 2018.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, August 1, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Joseph Otting

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 8, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Joseph Otting

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 17, 2018

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2018

($000’s)

9/30/2018
Assets
Cash and Balances Due From	$20,003,448
Depository Institutions
Securities	110,034,104
Federal Funds	31,434
Loans & Lease Financing Receivables	281,653,128
Fixed Assets	3,819,093
Intangible Assets	13,233,498
Other Assets	27,236,326
Total Assets	$456,011,031

Liabilities
Deposits	$342,906,860
Fed Funds	6,964,321
Treasury Demand Notes	—
Trading Liabilities	977,478
Other Borrowed Money	38,881,574
Acceptances	—
Subordinated Notes and Debentures	3,800,000
Other Liabilities	14,600,333
Total Liabilities	$408,130,566

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,793,053
Minority Interest in Subsidiaries	802,297
Total Equity Capital	$47,880,465

Total Liabilities and Equity Capital	$456,011,031